Exhibit 107

Calculation of Filing Fee Tables

FORM S-4
(Form Type)

BROADSCALE ACQUISITION CORP.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid
	Equity	Broadscale Class A common stock, par value $0.0001 per share (1)(2)	457	(f)(2)	8,449,418	$	N/A	$281.65	(3)	0.0000927	$1.00	(4)

Carry Forward Securities
	Total Offering Amounts							$281.65			$1.00
	Total Fees Previously Paid										$1.00
	Total Fee Offsets										$0
	Net Fee Due(5)										$0.00

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Prior to consummation of the business combination between Broadscale Acquisition Corp. (“Broadscale”) and Voltus, Inc. (“Voltus”), Broadscale will amend and restate its Amended and Restated Certificate of Incorporation such that there will only be one class of common stock outstanding at the time of closing of the business combination. As such, the shares to be issued to Voltus equityholders in connection with the closing of the business combination will be shares of New Voltus Common Stock (as defined in the Registration Statement on Form S-4, which this exhibit 107 is a part).

(3)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f) of the Securities Act based upon an amount equal to one-third of the par value of the Voltus securities to be exchanged in the Merger as of immediately prior to the Merger. Voltus is a private company, no market exists for its securities and Voltus has an accumulated capital deficit.

(4)	Calculated by multiplying the proposed maximum aggregate offering price of securities to be registered by 0.0000927.

(5)	Previously paid in connection with the initial filing of this registration statement on January 21, 2022.